SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment"), dated as of August 11, 2021, is entered into by and between **Crossroads Financial Group, LLC,** a North Carolina limited liability company (as successor by assignment from Crossroads Financing, LLC, a Connecticut limited liability company herein called "LENDER") and **Kidpik Corp.**, a Delaware corporation (with tax identification #81-3640708) (herein called "BORROWER").

RECITALS:

a) LENDER and BORROWER are parties to a Loan and Security Agreement dated as of September 5, 2017 (hereinafter referred to as the "Agreement").

b) BORROWER and LENDER have agreed to certain modifications of the Agreement as a result of the ongoing business relationship between the parties.

AGREEMENT

IN CONSIDERATION of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The above recitals are true and correct and are incorporated herein by this reference.

2. Each of the terms defined in the Agreement, unless otherwise defined herein, shall have the same meaning when used herein.

3. Amendments.

(a) Initial Term. Section 1.2.47 of the Agreement is deleted in its entirety and the following substituted therefor:

"1.2.47"Initial Term" – means the period commencing on September 5, 2017 through and including November 5, 2021."

(b) Early Termination Fee. Section 1.2.36 of the Agreement is deleted in its entirety and the following substituted therefor:

"1.2.36 "Early Termination Fee" – In the event of an Early Termination Event, Borrower shall pay Lender (a) 5% of the Maximum Amount if the Early Termination Event occurs prior to the first anniversary of the date of this Agreement, or (b) 3% of the Maximum Amount if the Early Termination Event occurs after the first anniversary of date of this Agreement. Notwithstanding the foregoing, in the event that Borrower

initiates an Early Termination Event and such Early Termination Event results in the repayment of the Obligations in full through use of the proceeds from the sale of stock in a Borrower, then the Early Termination Fee referred to in clause(b) above shall be waived. The Early Termination Fee shall be in addition to any other fees due to Lender hereunder. The Early Termination Fee shall be in addition to any other fees due to Lender hereunder."

(c) Right of First Refusal. Section 19 of the Agreement is amended to add the following new Section 19.4 at the end thereof:

"19.4 Borrower shall, within five (5) days of its receipt thereof, send to Lender a copy of any proposal, term sheet, letter of intent, commitment letter or like agreement of any person to refinance in cash in full all Obligations (a "Competing Proposal"). In the event Lender does not notify Borrower in writing of the agreement of Lender to match, in all material respects, such Competing Proposal within thirty (30) Business Days of its receipt of such Competing Proposal (the "Match Period") then Borrower, may, subject to payment of the Early Termination Fee, repay in full all Obligations."

4. In addition to all other fees, costs and expenses due by Borrower to Lender under the Agreement, Borrower shall pay to Lender a pro-rated facility fee in an amount equal to $10,666.67, which shall be fully earned, due and payable on the date hereof.

5. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.

6. Except as herein amended, the Agreement remains in full force and effect and binding upon the Borrower without any defenses, setoffs or counterclaims of any kind whatsoever.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment which shall be effective with the date of the Amendment.

BORROWER:

KIDPIK CORPORATION, a Delaware Corporation

DocuSigned by:

By: Ezra Dabah

9053A6F5B38D406...

Name: Ezra Dabah

Title: President and CEO

LENDER:

CROSSROADS FINANCIAL GROUP LLC North Carolina limited liability company

By: [signature]

Name: Lee Haskin

Title: CEO